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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only
[X]  Definitive Proxy Statement                   (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HANOVER DIRECT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       ------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4. Proposed maximum aggregate value of transaction:

     5. Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

     1. Amount previously paid:

     2. Form, Schedule or Registration Statement No.:

     3. Filing Party:

     4. Date Filed:

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

                              HANOVER DIRECT, INC.
                          115 RIVER ROAD, BUILDING 10
                          EDGEWATER, NEW JERSEY 07020
                                 (201) 863-7300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2003

Dear Stockholders:

     We will hold the 2003 Annual Meeting of Stockholders of Hanover Direct, Inc., a Delaware corporation (the "Company"), at the Sheraton Suites on the Hudson, 500 Harbor Boulevard, Weehawken, New Jersey 07087 on Thursday, May 15, 2003 at 9:30 a.m., local time. The meeting's purpose is to:

     1. Elect 5 directors;

     2. Delegate to the Audit Committee of the Board of Directors authority to select the Company's independent auditors for the fiscal year ending December 27, 2003 from amongst established national audit firms; and

     3. Consider any other matters that are properly presented at the Annual Meeting of Stockholders and any adjournment.

     You may vote at the Annual Meeting of Stockholders if you were a holder of the Company's Common Stock, par value $0.66 2/3 per share (the "Common Stock"), or the Company's Series B Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Common Stock, the "Voting Stock"), at the close of business on Wednesday, April 2, 2003.

     Along with the attached Proxy Statement, we are also enclosing a copy of the Company's 2003 Annual Report to Stockholders, which includes our financial statements.

     All stockholders of record of Voting Stock are cordially invited to attend. Whether or not you expect to attend the Annual Meeting, please vote. Stockholders of record of the Company's Common Stock may vote their shares by completing and returning the enclosed proxy card or may vote via the Internet or by telephone. Instructions for shareholders of Common Stock to vote via the Internet or by telephone are in the enclosed Proxy Statement. Your proxy is being solicited by the Board of Directors.

     In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of Hanover Direct, Inc., 115 River Road, Edgewater, New Jersey 07020, a complete list of the stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                          LOGO
                                          Brian C. Harriss
                                          Secretary

April 7, 2003

                              HANOVER DIRECT, INC.
                          115 RIVER ROAD, BUILDING 10
                          EDGEWATER, NEW JERSEY 07020
                                 (201) 863-7300

                 PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 15, 2003

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING:       May 15, 2003             Sheraton Suites on the Hudson
                      9:30 a.m., local time    500 Harbor Boulevard
                                               Weehawken, New Jersey 07087
                      Close of business on Wednesday, April 2, 2003. If you were a holder at
RECORD DATE:          that time of the Company's Common Stock or the Company's Series B
                      Preferred Stock, you may vote at the Annual Meeting. Each share of Common
                      Stock is entitled to one (1) vote. Each share of Series B Preferred Stock is entitled to ten (10) votes. All shares of Common Stock and all shares of Series B Preferred Stock will vote together on all issues at the meeting. On the record date, we had 138,315,800 shares of our Common Stock outstanding and 1,622,111 shares of Series B Preferred Stock outstanding.
                      As of the record date, Richemont Finance S.A., a Luxembourg company
                      ("Richemont"), beneficially owned 29,446,888 shares of Common Stock
                      (approximately 21.3% of the outstanding Common Stock) and 1,622,111 shares of Series B Preferred Stock, collectively representing approximately 29.6%
                      of the combined voting power of the Voting Stock. As of the record date,
                      Regan Partners, L.P. and Basil P. Regan owned 38,795,017 shares of Common
                      Stock (approximately 28.0% of the outstanding Common Stock).
MAILING DATE:         On or about Monday, April 7, 2003.
AGENDA:               1. Elect 5 directors.
                      2. Delegate to the Audit Committee of the Board of Directors authority to select the Company's independent auditors for the fiscal year ending
                      December 27, 2003 from amongst established national audit firms.
                      3. Any other proper business.

VOTE REQUIRED:        Proposal 1:              The affirmative vote of the holders of a
                      Elect 5 directors        plurality of the combined voting power of all
                                               shares of Voting Stock voted at the Annual
                                               Meeting, whether in person or by proxy, whether
                                               by mail, Internet or telephone, and voting
                                               together as a single class, is required to elect
                                               directors. Each share of Common Stock has one (1)
                                               vote and each share of Series B Preferred Stock
                                               has ten (10) votes. So, if you do not vote for a
                                               nominee, your vote will not count either for or
                                               against the nominee.
                      Proposal 2:              The affirmative vote of the holders of the
                      Selection of Auditors    majority of the combined voting power of the
                                               Voting Stock voted at the Annual Meeting, whether
                                               in person or by proxy, and whether by mail,
                                               Internet or telephone, is required to delegate
                                               authority to the Audit Committee of the Board of
                                               Directors with respect to the selection of the
                                               auditors. Each share of Common Stock has one (1)
                                               vote and each share of Series B Preferred Stock
                                               has ten (10) votes. So, if you abstain from
                                               voting, your vote will not count either for or
                                               against the proposal.
BROKER NON-VOTES:     If your broker does not vote on either of the 2 proposals, it will have no effect on the votes with respect to either of the 2 proposals.

                      Please vote; your vote is important. Prompt return of your proxy will help
PROXIES:              reduce the costs of resolicitation. In addition, stockholders of record of the Company's Common Stock can simplify their voting and reduce the
                      Company's costs by voting their shares of Common Stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders of record of the Company's Common Stock to vote their shares, and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet and telephone voting will depend on the policies of the bank or broker. Therefore, it is recommended that you follow the voting instructions on the form that you receive. If you do not choose to vote via the Internet or by telephone, please date, sign, and return the proxy card by mail.

                      Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "FOR" the Board's nominees for directors and "FOR"
                      the ratification of the appointment of the auditors.

                      If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the Annual Meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the
                      Annual Meeting for action, your proxy will vote in accordance with his or her best judgment.

PROXIES SOLICITED     The Board of Directors.
  BY:

REVOKING YOUR PROXY:  You may revoke your proxy or your vote via the Internet or by telephone before it is voted at the meeting. You may revoke any of the above if you either:
                      - deliver a signed, written revocation letter, dated later than this proxy, to: Brian C. Harriss, Secretary, at Hanover Direct, Inc., 115 River
                      Road, Edgewater, New Jersey 07020;
                      - deliver another signed proxy, dated later than this proxy, to Mr.
                      Harriss, Secretary, at the address above, or vote again at a later date via the Internet or vote again at a later date by telephone; or
                      - attend the Annual Meeting, inform Mr. Harriss, Secretary, of your desire to vote in person or by another proxy, and then vote in person or by another proxy at the Annual Meeting. Please note that attending the Annual
                      Meeting alone will not revoke your proxy or your vote via the Internet or by telephone.

                      The Company will pay all costs, estimated at $45,000 in the aggregate, of
COST OF               soliciting these proxies. Although we are mailing these proxy materials,
  SOLICITATION:       our directors, officers and employees may also solicit proxies by telephone, telegram, facsimile, mail, e-mail or personal contact. Such persons will receive no additional compensation for such services, but the
                      Company may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of shares of Common Stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses. American Stock Transfer &
                      Trust Company, the Company's transfer agent, is assisting us in the solicitation of proxies in connection with the Annual Meeting for no additional fee.
YOUR COMMENTS:        Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired.
                      Although we may not respond on an individual basis, your comments help us to measure your satisfaction and we may benefit from your suggestions.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS:

  Directors

     Please see "Proposal 1 -- Election of Directors" for the names, ages and business experience of each of the Company's directors, each of whom has been nominated for election at the Annual Meeting.

  Executive Officers

     Pursuant to the Company's Bylaws, its officers are chosen annually by the Board of Directors and hold office until their respective successors are chosen and qualified. Effective January 28, 2002, Edward M. Lambert was appointed to succeed Brian C. Harriss as Executive Vice President and Chief Financial Officer of the Company and Mr. Harriss was appointed as Executive Advisor to the Chairman of the Company coincident with his resignation as Executive Vice President and Chief Financial Officer of the Company. During September 2002, Charles F. Messina resigned as Executive Vice President, Chief Administrative Officer and Secretary of the Company. Effective December 2, 2002, Brian C. Harriss was appointed Executive Vice President -- Human Resources and Legal and Secretary of the Company.

THOMAS C. SHULL...........
  AGE 51 President and Chief Executive Officer and a member of the Board of Directors since December 5, 2000. Chairman of the Board since January 10, 2002. In 1990, Mr. Shull co-founded Meridian Ventures, a venture management and turnaround firm presently based in Connecticut, and has served as chief executive officer since its inception. From 1997 to 1999, he served as President and Chief Executive Officer of Barneys New York, a leading luxury retailer, where he led them out of bankruptcy. From 1992 to 1994, Mr. Shull was Executive Vice President of R.H. Macy Company, Inc., where he was responsible for human resources, information technology, business development, strategic planning and merchandise distribution and led the merger negotiations with Federated Department Stores. Prior to that, he served as a consultant with McKinsey & Company and in the early 1980s as a member of the National Security Council Staff in the Reagan White House.

EDWARD M. LAMBERT.........
  AGE 42 Executive Vice President and Chief Financial Officer since January 28, 2002. From July 2001 until January 28, 2002, Mr. Lambert served as an advisor to the Company. In 1990, Mr. Lambert co-founded Meridian Ventures, a venture management and turnaround firm presently based in Connecticut, and served as a Managing Director until December 2000. From 1998 to 1999, he served as Chief Financial Officer of Barneys New York, a leading luxury retailer, and from 1993 to 1994, he served as Executive Vice President of Applied Solar Energy Corporation, a space systems manufacturer.

MICHAEL D. CONTINO........
  AGE 42 Executive Vice President and Chief Operating Officer since April 25, 2001. Senior Vice President and Chief Information Officer from December 1996 to April 25, 2001 and President of Keystone Internet Services, Inc. (now Keystone Internet Services, LLC) since November 2000. Mr. Contino joined the Company in 1995 as Director of Computer Operations and Telecommunications. Prior to 1995, Mr. Contino was the Senior Manager of IS Operations at New Hampton, Inc., a subsidiary of Spiegel, Inc.

BRIAN C. HARRISS..........
  AGE 54 Executive Vice President -- Human Resources and Legal and Secretary since December 2002. Executive Advisor to the Chairman of the Company from January 28, 2002 to December 2002, and Executive Vice President and Chief Financial Officer from June 1999 to January 28, 2002. From 1998 to 1999, Mr. Harriss was a Managing Director of Dailey Capital Management, LP, a venture capital fund, and Chief Operating Officer of E-Bidding Inc., an Internet e-commerce freight Web site. From 1997 to 1998, Mr. Harriss served as the Vice President of Corporate Development at the Reader's Digest Association, Inc. From 1994 to 1996, Mr. Harriss was the Chief Financial Officer of the Thompson Minwax Company. Prior thereto, Mr. Harriss held various financial positions with Cadbury Schweppes PLC, Tambrands, Inc. and PepsiCo, Inc.

WILLIAM C. KINGSFORD......
  AGE 56 Vice President and Corporate Controller since May 1997. Prior to May 1997, Mr. Kingsford was Vice President and Chief Internal Auditor at

                           Melville Corporation. Mr. Kingsford filed a petition under Chapter 13 of the United States Bankruptcy Code during March 2001.

FRANK J. LENGERS..........
  AGE 46                   Vice President, Treasurer since October 2000. Mr.
                           Lengers joined the Company in November 1988 as an Internal Audit Manager. From 1990 to 1994, Mr. Lengers served as Manager of Corporate Treasury Operations. In 1994, he was promoted to Director of Treasury Operations and in 1997 to Assistant Treasurer, a position he held until October 2000. Prior to joining the Company, Mr. Lengers held various audit positions with R.H. Macy Company, Inc. and The Metropolitan Museum of Art.

STEVEN LIPNER.............
  AGE 54                   Vice President, Taxation since October 2000. Mr.
                           Lipner served as Director of Taxes from February 1984 to October 2000. Prior thereto, he served as Director of Taxes at Avnet, Inc. and held various positions in public accounting. He holds a license as a Certified Public Accountant in New York.

  Code of Ethics

     The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer and other persons performing similar functions. A copy of the code of ethics has been filed as an Exhibit to the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION:

     The following table shows salaries, bonuses, and long-term compensation paid during the last three years for the Chief Executive Officer and our four next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2002 fiscal year.

                                                                                     LONG TERM COMPENSATION
                                                                               -----------------------------------
                                                                                       AWARDS              PAYOUTS
                                                                               -----------------------     -------
                                                                                            SECURITIES
                                       ANNUAL COMPENSATION                     RESTRICTED   UNDERLYING
          NAME AND                    ----------------------    OTHER ANNUAL     STOCK       OPTIONS/       LTIP      ALL OTHER
     PRINCIPAL POSITION        YEAR    SALARY       BONUS       COMPENSATION   AWARDS(S)       SARS        PAYOUTS   COMPENSATION
     ------------------        ----   --------    ----------    ------------   ----------   ----------     -------   ------------
Thomas C. Shull(1)...........  2002   $905,923(2) $1,327,500(2)   $165,000(8)       --             --       None       $  2,116(15)
President and Chief            2001   $900,000(3) $  600,000(3)   $180,000(8)       --        500,000(11)   None             --
Executive Officer              2000   $ 75,000(3)         --      $ 15,000(8)       --      2,700,000(12)   None             --
Edward M. Lambert(1).........  2002   $361,539    $  685,000(4)         --          --      1,000,000(13)   None       $142,570(16)
Executive Vice President and   2001         --            --            --          --        300,000(14)   None             --
Chief Financial Officer        2000         --            --            --          --             --       None             --
Brian C. Harriss(1)..........  2002   $459,226    $  287,503(5)   $ 12,000(9)       --        600,000(13)   None       $ 10,001(17)
Executive Vice President --    2001   $335,192    $  375,000(5)   $ 12,000(9)       --             --       None       $  4,089(18)
Human Resources and Legal,     2000   $296,154    $  129,500(5)   $ 12,000(9)       --        100,000(13)   None       $  3,421(19)
and Secretary
Michael D. Contino(1)........  2002   $382,270    $  565,988(6)   $  4,000(10)      --      1,000,000(13)   None       $  9,873(20)
Executive Vice President and   2001   $317,115    $  350,000(6)   $ 12,000(10)      --             --       None       $  3,876(21)
Chief Information Officer      2000   $243,269    $  182,718(6)   $ 12,000(10)      --        150,000(13)   None       $  3,253(22)
William C. Kingsford.........  2002   $169,390    $   81,452(7)         --          --        125,000(13)   None       $  7,285(23)
Vice President and Controller  2001   $168,000    $   21,156(7)         --          --             --       None       $  1,340(24)
                               2000   $166,260    $   34,273(7)         --          --         41,000(13)   None       $  1,040(25)

---------------

 (1) Thomas C. Shull was named President and Chief Executive Officer and was elected to the Company's Board of Directors on December 5, 2000. On April 25, 2001, Brian C. Harriss became Executive Vice President and Chief Financial Officer of the Company and Michael D. Contino became Executive Vice President and Chief Operating Officer of the Company. Effective January 28, 2002, Mr. Harriss resigned as Executive Vice President and Chief Financial Officer of the Company. Effective January 28, 2002, Edward
     M. Lambert was appointed to succeed Brian C. Harriss as Executive Vice President and Chief Financial Officer of the Company and Mr. Harriss was appointed as Executive Advisor to the Chairman of the Company coincident with his resignation as Executive Vice President and Chief Financial Officer of the Company. Effective December 2, 2002, Mr. Harriss was appointed Executive Vice President -- Human Resources and Legal and Secretary of the Company.

 (2) $276,923 of salary and a $450,000 stay bonus was paid to Mr. Shull under an Employment Agreement between Mr. Shull and the Company, dated as of September 1, 2002, as amended by Amendment No. 1 thereto dated as of September 1, 2002 (as amended, the "2002 Employment Agreement"), pursuant to which Mr. Shull is employed by the Company as its President and Chief Executive Officer. Includes a $877,500 performance bonus for 2002 paid in 2003 under the 2002 Employment Agreement. The remaining $629,000 of salary and bonus was paid to Meridian Ventures, LLC, a limited liability company controlled by Mr. Shull ("Meridian"), in consideration for providing the services of Mr. Shull, pursuant to the provisions of a Services Agreement, dated as of December 5, 2000 (the "December 2000 Services Agreement"), a Services Agreement, dated as of August 1, 2001 (the "August 2001 Services Agreement"), or a Services Agreement, dated as of December 14, 2001, as amended effective

     April 2, 2002 (the "December 2001 Services Agreement" and, together with the December 2000 Services Agreement and the August 2001 Services Agreement, the "Services Agreements"), each among Meridian, the Company and Mr. Shull. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

 (3) Paid to Meridian Ventures, LLC under the Services Agreements.

 (4) Includes the following payments made by the Company on behalf of Mr.
     Lambert: for fiscal 2002, a $200,000 performance bonus and a $100,000 stay bonus paid in 2002 and a $385,000 performance bonus paid in 2003.

 (5) Includes the following payments made by the Company on behalf of Mr.
     Harriss: for 2002, a $287,503 performance bonus paid in 2003; for fiscal 2001, a $375,000 2001 performance bonus paid in 2002; and for fiscal 2000, a $129,500 2001 performance bonus paid in 2001.

 (6) Includes the following payments made by the Company on behalf of Mr.
     Contino: for fiscal 2002, a $565,988 2002 performance bonus paid in 2003; for fiscal year 2001, a $350,000 2001 performance bonus paid in 2002; and for fiscal 2000, a $182,718 2000 performance bonus paid in 2001.

 (7) Includes the following payments made by the Company on behalf of Mr.
     Kingsford: for fiscal 2002, a $81,452 2002 performance bonus paid in 2003; for fiscal year 2001, a $21,156 2001 performance bonus paid in 2002; and for fiscal 2000, a $34,273 2000 performance bonus paid in 2001.

 (8) Paid to Meridian pursuant to the Services Agreements, and is deemed to cover Meridian's over-head (including legal and accounting), health care costs, payroll costs, and other expenses relating to Mr. Shull. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

 (9) Includes the following payments made by the Company on behalf of Mr.
     Harriss: $12,000 in car allowance and related benefits in 2002; $12,000 in car allowance and related benefits in 2001; and $12,000 in car allowance and related benefits in 2000.

(10) Includes the following payments made by the Company on behalf of Mr.
     Contino: $4,000 in car allowance and related benefits in 2002; $12,000 in car allowance and related benefits in 2001; and $12,000 in car allowance and related benefits in 2000.

(11) Granted pursuant to the December 2001 Services Agreement and allocated to Mr. Shull. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(12) Granted pursuant to the December 2000 Services Agreement and allocated to Mr. Shull. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(13) Issued by the Company pursuant to the Company's 2000 Management Stock Option Plan. See "Report of the Stock Option and Executive Compensation Committee on Executive Compensation -- 2000 Management Stock Option Plan." Options to purchase 100,000 shares issued to Mr. Harriss during 2000 were forfeited during 2002 following his resignation as Executive Vice President and Chief Financial Officer of the Company effective January 28, 2002.

(14) Granted pursuant to the December 2001 Services Agreement under the Company's 2000 Management Stock Option Plan and allocated to Mr. Lambert. See "Report of the Stock Option and Executive Compensation Committee on Executive Compensation -- 2000 Management Stock Option Plan."

(15) Includes the following payments made by the Company on behalf of Mr. Shull in 2002: $85 in group term life insurance premiums; $12 in accidental death and disability insurance premiums; $50 in core life insurance premiums; $44 in dental insurance premiums; $49 in long-term disability premiums; and $1,876 in health care insurance premiums.

(16) Includes the following payments made by the Company on behalf of Mr. Lambert in 2002: $79 in group term life insurance premiums; $26 in accidental death and disability insurance premiums; $106 in core life insurance premiums; $44 in dental insurance premiums; $191 in long-term disability premiums; $1,876 in health care insurance premiums; $3,333 in matching contributions under the Company's 401(k) Savings Plan; and $136,915 in a gross-up for income tax purposes of travel expenses.

(17) Includes the following payments made by the Company on behalf of Mr. Harriss in 2002: $276 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $38 in dental insurance premiums; $561 in long-term disability premiums; $5,589 in health care insurance premiums; $3,333 in matching contributions under the Company's 401(k) Savings Plan; and $2 in vision plan premiums.

(18) Includes the following payments made by the Company on behalf of Mr. Harriss in 2001: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $770 in long-term disability premiums; $439 in term life insurance premiums; and $40 of accidental death insurance premiums.

(19) Includes the following payments made by the Company on behalf of Mr. Harriss in 2000: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $110 in long-term disability premiums; $438 in term life insurance premiums; and $40 of accidental death insurance premiums.

(20) Includes the following payments made by the Company on behalf of Mr. Contino in 2002: $120 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $143 in dental insurance premiums; $484 in long-term disability premiums; $5,589 in health care insurance premiums; $3,333 in matching contributions under the Company's 401(k) Savings Plan; and $2 in vision plan premiums.

(21) Includes the following payments made by the Company on behalf of Mr. Contino in 2001: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $722 in long-term disability premiums; $281 in term life insurance premiums; and $40 of accidental death insurance premiums.

(22) Includes the following payments made by the Company on behalf of Mr. Contino in 2000: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $110 in long-term disability premiums; $270 in term life insurance premiums; and $40 of accidental death insurance premiums.

(23) Includes the following payments made by the Company on behalf of Mr. Kingsford in 2002: $516 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $105 in dental insurance premiums; $265 in long-term disability premiums; $6,195 in health care insurance premiums; and $2 in vision plan premiums.

(24) Includes the following payments made by the Company on behalf of Mr. Kingsford in 2001: $237 in matching contributions under the Company's 401(k) Savings Plan; $386 in long-term disability premiums; $677 in term life insurance premiums; and $40 of accidental death insurance premiums.

(25) Includes the following payments made by the Company on behalf of Mr. Kingsford in 2000: $764 in matching contributions under the Company's 401(k) Savings Plan; and $276 in term life insurance premiums.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS:

     The following table contains information concerning options and stock appreciation rights ("SARs") granted to the Chief Executive Officer and our four next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2002 fiscal year. There were no SARs granted during fiscal 2002 to the Chief Executive Officer or our four next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2002 fiscal year.

                        OPTION/SAR GRANTS IN FISCAL 2002

                                                      INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------
                         NUMBER OF
                         SECURITIES    PERCENTAGE OF
                         UNDERLYING    TOTAL OPTIONS/
                          OPTIONS/      SARS GRANTED     EXERCISE   MARKET PRICE                        GRANT DATE
                            SARS      TO EMPLOYEES IN    OR BASE     ON DATE OF                          PRESENT
         NAME             GRANTED     FISCAL YEAR 2002    PRICE        GRANT        EXPIRATION DATE      VALUE($)
         ----            ----------   ----------------   --------   ------------   ------------------   ----------
Thomas C. Shull........          0             0%          --          --                  --            $      0
Edward M. Lambert(1)...  1,000,000         14.79%         $0.24        $0.24        August 8, 2012(2)    $181,600(3)
Brian C. Harriss(1)....    600,000          8.88%         $0.27        $0.27       October 2, 2012(2)    $123,660(4)
Michael D.
  Contino(1)...........  1,000,000         14.79%         $0.24        $0.24        August 8, 2012(2)    $181,600(3)
William C.
  Kingsford(1).........    125,000          1.85%         $0.24        $0.24        August 8, 2012(2)    $ 22,700(3)

---------------

     (1) Stock options granted to Mr. Lambert, Mr. Harriss, Mr. Contino and Mr. Kingsford during fiscal 2002 are subject to the terms and conditions of the Company's 2000 Management Stock Option Plan. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     (2) These options expire ten years after the date of grant. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     (3) The fair value of each option granted to Mr. Lambert, Mr. Contino and Mr. Kingsford during fiscal 2002 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 3.87%, expected lives of 6 years, expected volatility of 89.36%, and no expected dividends.

     (4) The fair value of each option granted to Mr. Harriss during fiscal 2002 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 3.18%, expected life of 6 years, expected volatility of 91.84%, and no expected dividends.

     The following table contains information concerning the fiscal 2002 year-end values of all options and SARs granted to the Chief Executive Officer and our four next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2002 fiscal year. No SARs have been granted to the Chief Executive Officer or our four next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2002 fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN 2002 FISCAL YEAR
                    AND DECEMBER 28, 2002 OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                               OPTIONS/SARS AT         OPTIONS/SARS AT
                                                              DECEMBER 28, 2002       DECEMBER 28, 2002
                                                           -----------------------   --------------------
                           SHARES ACQUIRED      VALUE           EXERCISABLE/             EXERCISABLE/
          NAME             ON EXERCISE(#)    REALIZED($)        UNEXERCISABLE           UNEXERCISABLE
          ----             ---------------   -----------   -----------------------   --------------------
Thomas C. Shull..........       None            None       3,200,000 options(1)             $0/$0
                                                           84.38% exercisable
                                                           15.62% unexercisable
Edward M. Lambert........       None            None       1,300,000 options(1)(2)          $0/$0
                                                           none exercisable
                                                           100% unexercisable
Brian C. Harriss.........       None            None       600,000 options(2)               $0/$0
                                                           none exercisable
                                                           100% unexercisable
Michael D. Contino.......       None            None       1,450,000 options(2)             $0/$0
                                                           24.14% exercisable
                                                           75.86% unexercisable
William C. Kingsford.....       None            None       235,117 options(2)               $0/$0
                                                           38.12% exercisable
                                                           61.88% unexercisable

---------------

(1) 2,700,000 options were awarded to Mr. Shull under the December 2000 Services Agreement. All of such options were exercisable on December 28, 2002 and expire on June 30, 2005. 500,000 options were awarded to Mr. Shull, and 300,000 options were awarded to Mr. Lambert, under the December 2001 Services Agreement. These options were not exercisable on December 28, 2002; Mr. Lambert's options are exercisable on March 31, 2003 and expire on March 31, 2006, while Mr. Shull's options are exercisable on March 31, 2003, are not saleable until September 30, 2004, and expire on March 31, 2006.

(2) 200,000 options for Mr. Contino and 69,117 options for Mr. Kingsford represent options granted pursuant to the 1996 Stock Option Plan. Under this plan, these options become exercisable after three years and expire after six years from the date of grant. Additionally, 600,000 options for Mr. Harriss, 1,150,000 options for Mr. Contino, 1,000,000 options for Mr. Lambert and 166,000 options for Mr. Kingsford represent options granted pursuant to the 2000 Management Stock Option Plan. Under this plan, these options become exercisable after four years and expire after ten years from the date of grant. An additional 100,000 options for Mr. Contino represents options granted effective November 3, 1999. These options become fully exercisable after four years.

LONG-TERM INCENTIVE PLANS:

     No awards under long-term incentive plans were granted in fiscal 2002 to the Chief Executive Officer or our four next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2002 fiscal year.

DEFINED BENEFIT OR ACTUARIAL PLANS:

     The Company has no defined benefit or actuarial plans under which benefits are determined primarily by final compensation (or average final compensation) and years of service.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS:

     2002 Employment Agreement. Effective December 5, 2000, Thomas C. Shull, Meridian Ventures, LLC, a limited liability company controlled by Mr. Shull ("Meridian"), and the Company entered into a Services Agreement (the "December 2000 Services Agreement"). The December 2000 Services Agreement was replaced by a subsequent services agreement, dated as of August 1, 2001 (the "August 2001 Services Agreement"), among Mr. Shull, Meridian and the Company, and a Services Agreement, dated as of December 14, 2001 (the "2001 Services Agreement"), among Mr. Shull, Meridian, and the Company. The 2001 Services Agreement was replaced effective September 1, 2002 by an Employment Agreement between Mr. Shull and the Company, dated as of September 1, 2002, as amended by Amendment No. 1 thereto, dated as of September 1, 2002 (as amended, the "2002 Employment Agreement"), pursuant to which Mr. Shull is employed by the Company as its President and Chief Executive Officer, as described below.

     The term of the 2002 Employment Agreement began on September 1, 2002 and will terminate on September 30, 2004 (the "2002 Employment Agreement Term").

     Under the 2002 Employment Agreement, Mr. Shull is to receive from the Company base compensation equal to $900,000 per annum, payable at the rate of $75,000 per month ("Base Compensation"). Mr. Shull is to be provided with participation in the Company's employee benefit plans, including but not limited to the Company's Key Executive Eighteen Month Compensation Continuation Plan (the "Change of Control Plan") and its transaction bonus program. The Company is also to reimburse Mr. Shull for his reasonable out-of-pocket expenses incurred in connection with his employment by the Company.

     Under the 2002 Employment Agreement, the Company paid the remaining unpaid $300,000 of Mr. Shull's fiscal 2001 bonus under the Company's 2001 Management Incentive Plan in December 2002. Mr. Shull shall receive the same bonus amount for fiscal 2002 under the Company's 2002 Management Incentive Plan as all other Level 8 participants (as defined in such plan) receive under such plan for such period, subject to all of the terms and conditions applicable generally to Level 8 participants thereunder. Mr. Shull shall earn annual bonuses for fiscal 2003 and 2004 under such plans as the Company's Compensation Committee may approve in a manner consistent with bonuses awarded to other senior executives under such plans.

     Under the 2002 Employment Agreement, the Company made two installment payments in September and November to satisfy the obligation of $450,000 to Mr. Shull previously due to be paid to Meridian on June 30, 2002. In addition, the Company has agreed to make two equal lump sum cash payments of $225,000 each to Mr. Shull on March 31, 2003 and September 30, 2004, provided the 2002 Employment Agreement has not terminated due to Willful Misconduct (as defined in the 2002 Employment Agreement) or material breach thereof by Mr. Shull, or Mr. Shull's death or permanent disability. Such payments shall be made notwithstanding any other termination of the Employment Agreement on or prior to such date or as a result of another event constituting a Change of Control. The March 31, 2003 payment was made on or prior to such date.

     Under the 2002 Employment Agreement, upon the closing of any transaction which constitutes a "change of control" thereunder, provided that Mr. Shull is then employed by the Company, the Company will be required to make a lump sum cash payment to Mr. Shull on the date of such closing pursuant to the Change of Control Plan, the Company's transaction bonus program and the Company's Management Incentive Plan for the applicable fiscal year. Any such lump sum payment would be in lieu of (i) any cash payment under the 2002 Employment Agreement as a result of a termination thereof upon the first day after the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the tenth day after the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million), and (ii) the aggregate amount of Base Compensation to which Mr. Shull would have otherwise been entitled through the end of the 2002 Employment Agreement Term.

     Under the 2002 Employment Agreement, additional amounts are payable to Mr. Shull by the Company under certain circumstances upon the termination of the 2002 Employment Agreement. If the termination is on account of the expiration of the 2002 Employment Agreement Term, Mr. Shull shall be entitled to receive such amount of bonus as may be payable pursuant to the Company's applicable bonus plan as well as employee benefits such as accrued vacation and insurance in accordance with the Company's customary practice. If the termination is on account of the Company's material breach of the 2002 Employment Agreement or the Company's termination of the 2002 Employment Agreement where there has been no Willful Misconduct (as defined in the 2002 Employment Agreement) or material breach thereof by Mr. Shull, Mr. Shull shall be entitled to receive (i) a lump sum payment equal to the aggregate amount of Base Compensation to which he would have otherwise been entitled through the end of the 2002 Employment Agreement Term (not to exceed 18 months of such Base Compensation), plus (ii) such additional amount, if any, in severance pay which, when combined with the amount payable pursuant to clause (i) equals 18 months of Base Compensation and such amount of bonus as may be payable pursuant to the Company's 2002 Management Incentive Plan or other bonus plan, as applicable (based upon the termination date and the terms and conditions of the applicable bonus plan), as described in paragraph 4(b), as well as employee benefits such as accrued vacation and insurance in accordance with the Company's customary practice. If the termination is on account of the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million) and the amount realized in the transaction is less than $0.50 per common share (or the equivalent of $0.50 per common share), and if and only if the Change of Control Plan shall not then be in effect, Mr. Shull shall be entitled to receive a lump sum payment equal to the aggregate amount of Base Compensation to which he would have otherwise been entitled through the end of the 2002 Employment Agreement Term. If the termination is on account of the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million) and the amount realized in the transaction equals or exceeds $0.50 per common share (or the equivalent of $0.50 per common share), and if and only if the Change of Control Plan shall not then be in effect, Mr. Shull shall be entitled to receive a lump sum payment equal to the greater of the Base

Compensation to which he would have otherwise been entitled through the end of the 2002 Employment Agreement Term or $1,000,000. If the termination is on account of an acquisition or sale of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million) and the Change of Control Plan shall then be in effect, Mr. Shull shall only be entitled to receive his benefit under the Change of Control Plan.

     Under the 2002 Employment Agreement, the Company is required to maintain directors' and officers' liability insurance for Mr. Shull during the 2002 Employment Agreement Term. The Company is also required to indemnify Mr. Shull in certain circumstances.

     Amended Thomas C. Shull Stock Option Award Agreements. During December 2000, the Company entered into a stock option agreement with Thomas C. Shull to evidence the grant to Mr. Shull of an option to purchase 2.7 million shares of the Company's Common Stock (the "Shull 2000 Stock Option Agreement"). Effective as of September 1, 2002, the Company has amended the Shull 2000 Stock Option Agreement to (i) extend the final expiration date for the stock option under the Shull 2000 Stock Option Agreement to June 30, 2005, and (ii) replace all references therein to the December 2000 Services Agreement with references to the 2002 Employment Agreement.

     During December 2001, the Company entered into a stock option agreement with Mr. Shull to evidence the grant to Mr. Shull of an option to purchase 500,000 shares of the Company's Common Stock under the Company's 2000 Management Stock Option Plan (the "Shull 2001 Stock Option Agreement"). Effective as of September 1, 2002, the Company has amended the Shull 2001 Stock Option Agreement to (i) provide that any shares purchased by Mr. Shull under the Shull 2001 Stock Option Agreement would not be saleable until September 30, 2004, and (ii) replace all references therein to the 2001 Services Agreement with references to the 2002 Employment Agreement.

     Amended Thomas C. Shull Transaction Bonus Letter.  During May 2001, Thomas
C. Shull entered into a letter agreement with the Company (the "Shull Transaction Bonus Letter") under which he would be paid a bonus on the occurrence of certain transactions involving the sale of certain of the Company's businesses. Effective as of September 1, 2002, the Company has amended the Shull Transaction Bonus Letter to (i) increase the amount of Mr. Shull's agreed to base salary for purposes of the transaction bonus payable thereunder from $600,000 to $900,000, and (ii) replace all references therein to the December 2000 Services Agreement with references to the 2002 Employment Agreement.

     Issuance of Stock Options. On August 8, 2002, the Company issued options to purchase 3,750,000 shares of the Company's Common Stock to certain Management Incentive Plan ("MIP") Level 7 and 8 employees, including various executive officers, at a price of $0.24 per share under the Company's 2000 Management Stock Option Plan. In addition, on August 8, 2002, the Company authorized the President to grant options to purchase up to an aggregate of 1,045,000 and 1,366,000 shares of the Company's Common Stock to certain MIP Level 4 and MIP Level 5 and 6 employees, respectively, at a price of $0.24 per share under the Company's 2000 Management Stock Option Plan.

     On October 2, 2002, the Company issued options to purchase 600,000 shares of the Company's Common Stock to an Executive Vice President at a price of $0.27 per share under the Company's 2000 Management Stock Option Plan.

     Charles F. Messina. During September 2002, Charles F. Messina resigned as Executive Vice President, Chief Administrative Officer and Secretary of the Company. In connection with such resignation, the Company and Mr. Messina entered into a severance agreement dated September 30, 2002 providing for cash payments of $884,500 and other benefits which were accrued in the fourth quarter of 2002.

     Brian C. Harriss. Brian C. Harriss was appointed as Executive Vice President -- Human Resources and Legal and Secretary of the Company effective December 2, 2002. Prior to January 2002, Mr. Harriss had served the Company as Executive Vice President and Chief Financial Officer. In connection with the December 2002 appointment, Mr. Harriss and the Company have terminated a severance agreement entered into during January 2002 at the time of Mr. Harriss' resignation from the Company during January 2002, and Mr. Harriss has waived his rights to certain payments under such severance agreement.

     Other Executives. In October 2002, the Company entered into arrangements with Edward M. Lambert, Brian C. Harriss and Michael D. Contino (the "Compensation Continuation Agreements") pursuant to which it agreed to provide eighteen months of severance pay, COBRA reimbursement and Exec-U-Care plan coverage in the event their employment with the Company is terminated either by the Company "For Cause" or by them "For Good Reason" (as such terms are defined).

     On November 6, 2002, the Company entered into an arrangement with Frank Lengers pursuant to which it agreed to provide twelve months of severance pay, COBRA reimbursement and Exec-U-Care plan coverage in the event his employment with the Company is terminated either by the Company "For Cause" or by Mr. Lengers "For Good Reason" (as such terms are defined).

     Hanover Direct, Inc. Key Executive Eighteen-Month Compensation Continuation Plan. Effective April 27, 2001, the Company terminated the Hanover Direct, Inc. Key Executive Thirty-Six Month Compensation Continuation Plan and the Hanover Direct, Inc. Key Executive Twenty-Four Month Compensation Plan. Effective April 27, 2001, the Company established the Hanover Direct, Inc. Key Executive Eighteen Month Compensation Continuation Plan (the "Executive Plan") for its Chief Executive Officer, corporate executive vice presidents, corporate senior vice presidents, strategic unit presidents, and other employees selected by its Chief Executive Officer. The purpose of the Executive Plan is to attract and retain key management personnel by reducing uncertainty and providing greater personal security in the event of a Change of Control. For purposes of the Executive Plan, a "Change of Control" will occur: (i) when any person becomes, through an acquisition, the beneficial owner of shares of the Company having at least 50% of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) if a person owns less than 50% of the voting power of the Company and that person's ownership increases above 50% solely by virtue of an acquisition of stock by the Company, then no Change of Control will have occurred, unless and until that person subsequently acquires one or more additional shares representing voting power of the Company; or (b) any acquisition by a person who as of the date of the establishment of the Executive Plan owned at least 33% of the Voting Shares;
(ii)(a) notwithstanding the foregoing, a Change of Control will occur when the shareholders of the Company approve any of the following (each, a "Transaction"): (I) any reorganization, merger, consolidation or other business combination of the Company; (II) any sale of 50% or more of the market value of the Company's assets (for this purpose, 50% is deemed to be $107.6 million; or (III) a complete liquidation or dissolution of the Company; (b) notwithstanding
(ii)(a), shareholder approval of either of the following types of Transactions will not give rise to a Change of Control: (I) a Transaction involving only the Company and one or more of its subsidiaries; or (II) a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; (iii) when, within any 24 month period, persons who were directors of the Company (each, a "Director") immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death or disability) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company (for purposes of (iii), any Director who was not a Director as of the effective date of the Executive Plan will be deemed to be an Incumbent Director if such Director was elected to the Board of Directors by, or on the recommendation of, or with the approval of, at least a majority of the members of the Board of Directors or the nominating committee who, at the time of the vote, qualified as Incumbent Directors either actually or by prior operation of (iii), and any persons (and their successors from time to time) who are designated by a holder of 33% or more of the Voting Shares to stand for election and serve as Directors in lieu of other such designees serving as Directors on the effective date of the Executive Plan shall be considered Incumbent Directors. Notwithstanding the foregoing, any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall not, under any circumstances, be deemed to be an Incumbent Director); or (iv) when the Company sells, assigns or transfers more than 50% of its interest in, or the assets of, one or more of its subsidiaries (each, a "Sold Subsidiary" and, collectively, the "Sold Subsidiaries"); provided, however, that such a sale, assignment or transfer will constitute a Change of Control only for: (a) the Executive Plan participants who are employees of that Sold Subsidiary; and (b) the Executive Plan participants who are employees of a direct or indirect parent company of one or more Sold Subsidiaries, and then only if: (I) the gross assets of such parent company's Sold Subsidiaries constitute more than 50% of the gross assets of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company); (II) the property, plant and equipment of such parent company's Sold Subsidiaries constitute more than 50% of the property, plant and equipment of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company); or (III) in the case of a publicly-traded parent company, the ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of such parent company's Sold Subsidiaries, to (y) the market capitalization of such parent company, is greater than 0.50. (For purposes of (iv), a Transaction shall be deemed to involve the sale of more than 50% of a company's assets if: (a) the gross assets being sold constitute more than 50% of the gross assets of the Company as stated on the most recent balance sheet of the Company; (b) the property, plant and equipment being sold constitute more than 50% of the property, plant and equipment of the Company as stated on the most recent balance sheet of the Company; or (c) in the case of a publicly-traded company, the ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of the division, subsidiary or business unit being sold, to (y) the market capitalization of the Company, is greater than 0.50. For purposes of this (iv), no Change of Control will be deemed to have occurred if, immediately following a sale, assignment or transfer by the Company of more than 50% of its interest in, or the assets of, a Sold Subsidiary, any shareholder of the Company owning 33% or more of the voting power of the Company immediately prior to such transactions, owns no less than the equivalent percentage of the voting power of the Sold Subsidiary.)

     Under the Executive Plan, an Executive Plan participant shall be entitled to Change of Control Benefits under the Executive Plan solely if there occurs a Change of Control and thereafter the Company terminates his/her employment other than For Cause (as defined in the Executive Plan) or the participant voluntarily terminates his/her employment with the Company For Good Reason (as defined in the Executive Plan), in either case, solely during the 2-year period immediately following the Change of Control. A participant will not be entitled to Change of Control Benefits under the Executive Plan if: (i) he/she voluntarily terminates his/her employment with the Company or has his/her employment with the Company terminated by the

Company, in either case, prior to a Change of Control, (ii) he/she voluntarily terminates employment with the Company following a Change of Control but other than For Good Reason, (iii) he/she is terminated by the Company following a Change of Control For Cause, (iv) has his/her employment with the Company terminated solely on account of his/her death, (v) he/she voluntarily or involuntarily terminates his/her employment with the Company following a Change of Control as a result of his/her Disability (as defined in the Executive Plan), or (vi) his/her employment with the Company is terminated by the Company upon or following a Change of Control but where he/she receives an offer of comparable employment, regardless of whether the participant accepts the offer of comparable employment.

     The Change of Control Benefits under the Executive Plan are as follows: (i) an amount equal to 18 months of the participant's annualized base salary; (ii) an amount equal to the product of 18 multiplied by the applicable monthly premium that would be charged by the Company for COBRA continuation coverage for the participant, the participant's spouse and the dependents of the participant under the Company's group health plan in which the participant was participating and with the coverage elected by the participant, in each case immediately prior to the time of the participant's termination of employment with the Company;
(iii) an amount equal to 18 months of the participant's car allowance then in effect as of the date of the termination of the participant's employment with the Company; and (iv) an amount equal to the cost of 12 months of executive-level outplacement services at a major outplacement services firm.

     Transaction Bonus Letters. During May 2001, each of Charles F. Messina, Thomas C. Shull, Jeffrey Potts, Brian C. Harriss and Michael D. Contino and, during November 2002, each of Edward M. Lambert and Brian C. Harriss (each, a "Participant") entered into a letter agreement with the Company (a "Transaction Bonus Letter") under which the Participant would be paid a bonus on the occurrence of certain transactions involving the sale of certain of the Company's businesses. In addition, Mr. Shull is a party to a "Letter Agreement" with the Company, dated April 30, 2001, pursuant to which, following the termination of the December 2000 Services Agreement, in the event he is terminated without cause during any period of his continued employment as the Chief Executive Officer of the Company, he shall be paid one year of his annual base salary (the "Shull Termination Payment"). Effective June 1, 2001, the Company amended the Executive Plan to provide that, notwithstanding anything to the contrary contained in the Executive Plan, Section 10.2 of the Executive Plan shall not be effective with respect to the payment of (i) a Participant's "Transaction Bonuses," and/or (ii) the Shull Termination Payment. The payment of any such "Transaction Bonus" to any of the Participants, and/or the payment of the Shull Termination Payment, shall be paid in addition to, and not in lieu of, any Change of Control Benefit payable to any Participant or Mr. Shull pursuant to the terms of the Executive Plan. In conjunction with his resignation as Executive Vice President and Chief Financial Officer, Mr. Harriss released any claims that he may have against the Company under his May 2001 Transaction Bonus Letter. The remaining Transaction Bonus Letters, other than the Transaction Bonus Letter with Mr. Potts and Mr. Messina, remain in effect.

     Letter Agreement with Mr. Shull and Meridian. On April 30, 2001, Mr. Shull, Meridian and the Company entered into a letter agreement (the "Letter Agreement") specifying Mr. Shull's rights under the Executive Plan, which is discussed above. Under the Letter Agreement, Mr. Shull and Meridian agreed that, so long as the Executive Plan is in effect and Mr. Shull is a Participant thereunder, Meridian and Mr. Shull will accept the Change in Control Benefits provided for in the Executive Plan in lieu of the compensation contemplated by the December 2000 Services Agreement between them (which benefits amounts will not be offset against the December 2000 flat fee provided for in the December 2000 Services Agreement and shall be payable at such times and in such amounts as provided in the Executive Plan rather than in a lump sum payable within five business days after the termination date of the December 2000 Services Agreement as contemplated by the December 2000 Services Agreement). For purposes of the change in control benefits under the Executive Plan and the Letter Agreement, Mr. Shull's annualized base salary is $600,000. In addition to the benefits provided by the December 2000 Services Agreement, Mr. Shull and those persons named in the December 2000 Services Agreement shall also be entitled to the optional cash out of stock options as provided in the Executive Plan. Under the Letter Agreement, Mr. Shull is also entitled to payment of one year annual base salary in the event he is terminated without cause during any period of his continued employment as the Chief Executive Officer of the Company following the termination of the December 2000 Services Agreement. The participation and benefits to which Mr. Shull is entitled under the Executive Plan shall also survive the termination of the December 2000 Services Agreement pursuant to the terms thereof in the event that Mr. Shull is still employed as the Chief Executive Officer of the Company and is a Participant under the Executive Plan. Should the Executive Plan no longer be in effect or Mr. Shull no longer be a Participant thereunder, Meridian and Mr. Shull shall continue to be entitled to the compensation contemplated by the December 2000 Services Agreement. The Letter Agreement was superseded by the 2002 Employment Agreement.

     Hanover Direct, Inc. Directors Change of Control Plan. Effective May 3, 2001, the Company's Board of Directors established the Hanover Direct, Inc. Directors Change of Control Plan (the "Directors Plan") for all Directors of the Company except for (i) any Director who is also an employee of the Company for purposes of the Federal Insurance Contributions Act; or (ii) any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as a Director. For purposes of the Directors Plan, a "Change of Control" will occur upon the occurrence of any of the events specified in item
(i), (ii) or (iii) of the definition of "Change in Control" under the Executive Plan, as discussed above.

     A participant in the Directors Plan shall be entitled to receive a Change of Control Payment under the Directors Plan if there occurs a Change of Control and he/she is a Director on the effective date of such Change of Control. A Change of Control Payment under the Directors Plan shall be an amount equal to the greater of (i) $40,000 or (ii) 150% of the sum of the annual retainer fee, meeting fees and per diem fees paid to a Director for his/her service on the Board of Directors of the Company during the 12-month period immediately preceding the effective date of the Change of Control.

     2002 Directors' Option Plan. Effective January 1, 2003, the 2002 Stock Option Plan for Directors was amended to increase the annual service award for Directors who are not employees of the Company from 25,000 to 35,000 options to purchase shares of Common Stock.

REPRICING OF OPTIONS/SARS:

     During fiscal 2002, the Company did not adjust or amend the exercise price of stock options or SARs previously awarded to the Chief Executive Officer or our four next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2002 fiscal year.

STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION:

     During the fiscal year ended December 28, 2002, the Stock Option and Executive Compensation Committee of the Board of Directors of the Company consisted of E. Pendleton James, Kenneth J. Krushel and Basil P. Regan. None of such persons was, during such fiscal year or formerly, an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a Director of the Company. During the 2002 fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Stock Option and Executive Compensation Committee. During the 2002 fiscal year, no executive officer of the Company served as a director of another entity, one of whose executive officers served as a member of the Stock Option and Executive Compensation Committee. During the 2002 fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

REPORT OF THE STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION:

     The Stock Option and Executive Compensation Committee (the "Compensation Committee"), currently consisting of Kenneth J. Krushel (Chairman), E. Pendleton James and Robert H. Masson, each an outside director, has the responsibility, under delegated authority from the Company's Board of Directors, for developing, administering and monitoring the executive compensation policies of the Company and making recommendations to the Company's Board of Directors with respect to these policies. The Board of Directors has accepted the Compensation Committee's recommendations for 2002 compensation.

  Executive Compensation Philosophy

     The Compensation Committee's executive compensation philosophy supports the Company's overall business strategy and has at its core a strong link between pay, performance and retention. The philosophy emphasizes recognition of achievement at both the Company and individual level. A significant portion of compensation delivered to executives to reflect such achievement is intended to be in the form of long-term incentives. This long-term focus emphasizes sustained performance and encourages retention of executive talent. In addition, executives are encouraged to hold a significant ownership stake in the Company so that their interests are closely aligned with those of the stockholders in terms of both risk and reward.

     The specific executive compensation plans are designed to support the executive compensation philosophy. Compensation of the Company's executives consists of three components, which are discussed below: salary, annual incentive awards and long-term incentive awards. Base salary levels have been established in order to attract and retain key executives, commensurate with their level of responsibility within the organization. Annual incentives closely link executive pay with performance in areas that are critical to the Company's short-term operating success. Long-term incentives motivate executives to make decisions that are in the best interests of the Company's owners and reward them for the creation of stockholder value. It is the intent of both the Company and the Compensation Committee that the components of the executive compensation program will support the Company's compensation philosophy, reinforce the Company's overall business strategy, and ultimately drive stockholder value creation.

  Base Salaries

     Individual salaries for executives of the Company, other than Mr. Shull, are generally influenced by several equally weighted factors: the qualifications and experience of the executive, the executive's level of responsibility within the organization, pay levels at firms which compete with the Company for executive talent, individual performance, and performance-related factors used by the Company to determine annual incentive awards. Mr. Shull's compensation and other benefits are specified in the 2002 Employment Agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     The base salaries of the Company's executives are subject to periodic review and adjustment. Annual salary adjustments are made based on the factors described above.

  Annual Incentive Awards

     In addition to base salaries, each of the Company's executives and selected key managers participate in the Company's Management Incentive Plan. Currently, approximately 217 executives and key managers are eligible to participate in the annual Management Incentive Plan. Under this plan, each participant is assigned a target bonus, expressed as a percentage of his/her base salary, which is paid if all performance targets are fully met. It is the policy of the Compensation Committee to position target bonuses at competitive levels. Individual target bonuses are based on the person's responsibility level in the organization and the bonus award opportunity at the other organizations included in the performance chart. Target bonus levels range from 5% to 100% of salary. Target bonus opportunities for Messrs. Contino, Harriss, Lambert and Shull for fiscal year 2002 were 100% of salary while maximum bonuses were 150% of salary. For purposes of the 2002 Management Incentive Plan, Mr. Shull's base salary was deemed to be $600,000. Mr. Kingsford's target bonus for fiscal year 2002 was 25% of salary while his maximum bonus was 50% of salary.

     Participants are eligible to receive an annual bonus depending upon the extent to which certain goals are achieved. As in past years, performance goals for 2002 were based on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), net sales, variable contribution and other business objectives. Goals are set at both the corporate and business unit levels, depending on the participant's scope of responsibility thus encouraging teamwork amongst the Company's employees. The importance of each goal in determining a participant's bonus award also depends on his/her scope of responsibility. Actual bonus levels vary depending upon the degree of achievement in relationship to the performance goals.

     Payouts of awards have been determined based on the Company's performance during fiscal 2002. Payments to the Chief Executive Officer and the four next most highly compensated executive officers under the 2002 Management Incentive Plan for the fiscal year 2002 aggregated $2,197,443. One hundred percent of awards made under the bonus plan are currently paid in cash, in some cases on a deferred basis.

  Long-Term Incentive Awards

    1993 Executive Equity Incentive Plan

     The 1993 Executive Equity Incentive Plan terminated in accordance with its terms on December 31, 1996. Such plan provided executives and other key employees with incentives to maximize the long-term creation of stockholder value. The long-term incentive plan encouraged executives to acquire and retain a significant ownership stake in the Company. Under the plan, executives were given an opportunity to purchase shares of Common Stock with up to 80% of the purchase price financed with a full recourse Company loan. For each share of stock an employee purchased, he/she received an option to acquire two additional shares of Common Stock, to a maximum of 250,000 shares in the aggregate, which vest after three years and expire after six years. By creating this opportunity, the Company encouraged executives to own Common Stock thereby aligning executives' interests with those of the stockholders. The number of shares offered for purchase to each executive and the corresponding number of tandem options increased with the executive's level of responsibility within the organization.

     In December 1999, the rights of certain participants in this plan expired. These participants had cumulative promissory notes of approximately $1.0 million payable to the Company, comprised of $0.8 million of principal and $0.2 million of interest, on the expiration date. Accordingly, collateral encompassing 20,000 shares, 20,000 shares and 80,000 shares of the Company's Common Stock in fiscal years 2002, 2001, and 2000 respectively, held in escrow on behalf of each participant, was transferred to and retained by the Company in satisfaction of the aforementioned promissory notes, which were no longer required to be settled. The Company recorded these shares as treasury stock. Furthermore, these participants forfeited their initial 20% cash down payment, which was required for entry into the 1993 Executive Equity Incentive Plan.

     At December 28, 2002, current and former officers and executives of the Company owed the Company approximately $0.3 million, excluding accrued interest, under the 1993 Executive Equity Incentive Plan. These amounts due to the Company bear interest at rates ranging from 5.54% to 7.75% and are due or will be due during 2003.

     As of December 28, 2002, no stock options remained outstanding or exercisable under the 1993 Executive Entity Incentive Plan.

    1996 Stock Option Plan

     The purpose of the 1996 Stock Option Plan is to provide employees of the Company and its subsidiaries with a larger personal and financial interest in the success of the Company through the grant of stock-based incentive compensation. Under the plan, employees may be granted options to purchase shares of Common Stock at the fair market value on the date of grant. The total options granted to an employee is one-half performance-based. The 1996 Stock Option Plan provides that options may be granted for terms of not more than 10 years.

     Employees are no longer eligible to participate in the 1996 Stock Option Plan. During 2002, no options to purchase shares of Common Stock were granted pursuant to the 1996 Stock Option Plan. However, as of December 28, 2002, options to purchase 1,337,270 shares of Common Stock remained outstanding under the 1996 Stock Option Plan.

    2000 Management Stock Option Plan

     The purpose of the 2000 Management Stock Option Plan is to advance the interests of the Company and its stockholders by providing employees of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, officers, directors, agents, and employees of the Company and consultants to the Company or of any subsidiary of the Company may be granted options to purchase shares of Common Stock at their fair market value on the date of grant. The plan provides that options may be granted for terms of not more than 10 years and shall vest according to the terms of the grant of the options. In addition, options may not be exercised more than 30 days after a participant ceases to be an employee of the Company, except in the case of death, disability or retirement, in which cases options may be exercised within 90 days after the date of death, disability or retirement.

     During 2002, 6,761,000 options to purchase shares of Common Stock were granted to employees (including the executives named in the executive compensation table) in accordance with the 2000 Management Stock Option Plan.

     1999 Stock Option Plan for Directors

     The purpose of the 1999 Stock Option Plan for Directors is to advance the interests of the Company by providing non-employee directors of the Company, through the grant of options to purchase shares of

Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, directors who are neither employees of the Company nor nonresident aliens shall be granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board or, if later, the effective date of the plan, and shall be granted an option to purchase 10,000 shares of Common Stock on August 4, 2000 and August 3, 2001, provided that such directors continue to serve as directors on such dates. The price at which shares of Common Stock may be purchased upon the exercise of the options granted under the plan shall be the fair market value of such shares on the date of grant of the options. The plan provides that options shall be granted for terms of 10 years and shall vest one-third, one-third and one-third on the first, second and third anniversaries of the date of grant. In addition, options may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of death or disability, in which cases options may be exercised within 12 months after the date of such death or disability.

     During 2002, a total of 50,000 options to purchase shares of Common Stock were granted to eligible directors all in accordance with the 1999 Stock Option Plan for Directors. During 2002, no options to purchase shares of Common Stock under the 1999 Stock Option Plan for Directors were exercised. A total of 250,000 options to purchase shares of Common Stock which were granted to eligible directors under the 1999 Stock Option Plan for Directors have expired following the resignation of such directors from the Company's Board of Directors. As of December 28, 2002, 420,000 options to purchase Common Stock under the 1999 Stock Option Plan for Directors were outstanding, of which 316,667 options were exercisable.

     No additional options to purchase shares of Common Stock will be granted under the 1999 Stock Option Plan for Directors.

 2002 Stock Option Plan for Directors

     The purpose of the 2002 Stock Option Plan for Directors is to advance the interests of the Company by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, directors who are neither employees of the Company nor nonresident aliens shall be granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board or, if later, the effective date of the plan, and shall be granted an option to purchase 25,000 shares of Common Stock on August 2, 2002, and an option to purchase 35,000 shares of Common Stock on August 1, 2003 and August 3, 2004, provided that such directors continue to serve as directors on such dates. The price at which shares of Common Stock may be purchased upon the exercise of the options granted under the plan shall be the fair market value of such shares on the date of grant of the options. The plan provides that options shall be granted for terms of 10 years and shall vest one-third, one-third and one-third on the first, second and third anniversaries of the date of grant. In addition, options may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of death or disability, in which cases options may be exercised within 12 months after the date of such death or disability.

     Effective January 1, 2003, the 2002 Stock Option Plan for Directors was amended to increase the annual service award for directors who are not employees of the Company from 25,000 to 35,000 options to purchase shares of Common Stock.

     During 2002, a total of 100,000 options to purchase shares of Common Stock were granted to eligible directors all in accordance with the 2002 Stock Option Plan for Directors. During 2002, no options to purchase shares of Common Stock under the 2002 Stock Option Plan for Directors were exercised. No options to purchase shares of Common Stock which were granted to eligible directors under the 2002 Stock Option Plan for Directors have expired following the resignation of such directors from the Company's Board of Directors. As of December 28, 2002, 100,000 options to purchase Common Stock under the 2002 Stock Option Plan for Directors were outstanding, none of which were exercisable.

  Chief Executive Officer Compensation

     On December 5, 2000, Thomas C. Shull was named President and Chief Executive Officer and was elected to the Board of Directors of the Company. Effective on that date, Mr. Shull, Meridian and the Company entered into the December 2000 Services Agreement. Under the December 2000 Services Agreement, Meridian provided for the benefit of the Company the services of Mr. Shull and certain persons providing consulting services to the Company thereunder (the "Consultants"). The term of the December 2000 Services Agreement, and the term for the services of Mr. Shull, began on December 5, 2000 and would have terminated on December 4, 2001, while the term for the services of the Consultants would have terminated on June 4, 2001. The December 2000 Services Agreement was replaced by the August 2001 Services Agreement, pursuant to which the term of the services of Mr. Shull and the Consultants began on August 1, 2001 and would have terminated on June 30, 2002. The August 2001 Services Agreement was replaced by the December 2001 Services Agreement. Effective September 1, 2002, the Company and Mr. Shull entered into the 2002 Employment Agreement, which replaced the August 2001 Services Agreement. The 2002 Employment Agreement will expire on September 30, 2004. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

  Nondeductible Compensation

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 (the "$1 Million Limit) paid to a company's chief executive officer and four other most highly compensated executive officers, as reported in its proxy statement. Qualifying performance-based compensation is not subject to the deduction limit, if certain requirements are met. The Company has not structured certain aspects of the performance-based portion of the compensation for its executive officers (which currently includes awards under performance based annual management incentive plans) in a manner that complies with the statute. Payments of compensation in 2002 relating to Thomas Shull, Edward Lambert and Michael Contino exceeded the $1 Million Limit; consequently, in each case, the excess of such payments over the $1 Million Limit was not deductible.

                                          Respectfully Submitted,

                                          The Stock Option and Executive
                                          Compensation Committee

                                          Kenneth J. Krushel (Chairman)
                                          E. Pendleton James
                                          Robert H. Masson

REPORT OF THE AUDIT COMMITTEE:

     The Audit Committee has reviewed and discussed with management and KPMG LLP, the Company's independent auditors, the Company's audited financial statements as of and for the year ended December 28, 2002.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS 90.

     The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the review and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002.

                                          Respectfully Submitted,

                                          Robert H. Masson (Chairman)
                                          E. Pendleton James
                                          Kenneth J. Krushel

PERFORMANCE GRAPH:

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Standard & Poor's 500 Stock Index (which includes the Company) and (ii) peer issuers from the Company's line of business selected by the Company in good faith.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG HANOVER DIRECT, INC., THE S&P 500 INDEX AND A PEER GROUP

                              [COMPARISION GRAPH]

                                        Cumulative Total Return
                       ---------------------------------------------------------
--------------------------------------------------------------------------------
                        12/97     12/98     12/99     12/00     12/01     12/02
--------------------------------------------------------------------------------
 HANOVER DIRECT,
  INC.                 100.00    114.58    120.83     12.50     12.33       6.33
 S & P 500             100.00    128.58    155.64    141.46    124.65      97.10
 PEER GROUP            100.00    172.48    186.68     90.72    177.12     214.36

* Direct Marketing Peer Group consists of direct merchandising companies that market their products through alternative distribution channels, such as mail, Internet or television media; peer companies include Blair, Lillian Vernon, Spiegel and Williams Sonoma. Land's End was acquired by Sears and was removed from the Direct Marketing Peer Group in 2002.

NOTE: Assumes $100 invested on December 31, 1997 in the Company's Common Stock,
      S&P 500 Stock Index and the Direct Marketing Peer Group, and that dividends of each are reinvested quarterly.

DIRECTOR COMPENSATION:

     Standard Arrangements. Non-employee directors of the Company or its subsidiaries receive an annual cash fee of $40,000. During fiscal year 2002, certain directors received per diem fees for extraordinary services not exceeding $40,000 in the aggregate per person. Commencing October 1, 2002, non-employee directors of the Company will receive an additional $16,000, $8,000, $8,000, $8,000 and $8,000 annual cash fee for serving as the Chairman of the Audit, Compensation, Transaction, Executive and Nominating Committees, respectively, of the Board of Directors. In addition, such directors participate in the Eighteen Month Compensation Continuation Plan for Directors, the 1999 Stock Option Plan for Directors and the 2002 Stock Option Plan for Directors. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Company does not compensate its employees, or employees of its subsidiaries, who serve as directors. During fiscal 2002, the Company provided $50,000 of term life insurance for each director.

     During 2002, a total of 50,000 options to purchase shares of Common Stock were granted to eligible directors all in accordance with the 1999 Stock Option Plan for Directors. During 2002, no options to purchase shares of Common Stock under the 1999 Stock Option Plan for Directors were exercised. A total of 250,000 options to purchase shares of Common Stock which were granted to eligible directors under the 1999 Stock Option Plan for Directors have expired following the resignation of such directors from the Company's Board of Directors. As of December 28, 2002, 420,000 options to purchase Common Stock under the 1999 Stock Option Plan for Directors were outstanding, of which 316,667 options were exercisable.

     During 2002, a total of 100,000 options to purchase shares of Common Stock were granted to eligible directors all in accordance with the 2002 Stock Option Plan for Directors. During 2002, no options to purchase shares of Common Stock under the 2002 Stock Option Plan for Directors were exercised. No options to purchase shares of Common Stock which were granted to eligible directors under the 2002 Stock Option Plan for Directors have expired following the resignation of such directors from the Company's Board of Directors. As of December 28, 2002, 100,000 options to purchase Common Stock under the 2002 Stock Option Plan for Directors were outstanding, none of which were exercisable.

     Effective January 1, 2003, the 2002 Stock Option Plan for Directors was amended to increase the annual service award for directors who are not employees of the Company from 25,000 to 35,000 options to purchase shares of Common Stock.

     Hanover Direct, Inc. Directors Change of Control Plan. Effective May 3, 2001, the Company's Board of Directors established the Hanover Direct, Inc. Directors Change of Control Plan (the "Directors Plan") for all Directors of the Company except for (i) any Director who is also an employee of the Company for purposes of the Federal Insurance Contributions Act; or (ii) any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as a Director. For purposes of the Directors Plan, a "Change of Control" will occur upon the occurrence of any of the events specified in item
(i), (ii) or (iii) of the definition of "Change in Control" under the Executive Plan, as discussed above.

     A participant in the Directors Plan shall be entitled to receive a Change of Control Payment under the Directors Plan if there occurs a Change of Control and he/she is a Director on the effective date of such Change of Control. A Change of Control Payment under the Directors Plan shall be an amount equal to the greater of (i) $40,000 or (ii) 150% of the sum of the annual retainer fee, meeting fees and per diem fees paid to a Director for his/her service on the Board of Directors of the Company during the 12-month period immediately preceding the effective date of the Change of Control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

     At December 28, 2002, Richemont Finance S.A. ("Richemont"), a Luxembourg company, owned approximately 21.3% of the Company's Common Stock outstanding and 100% of the Company's Series B Preferred Stock through direct and indirect ownership.

     At December 28, 2002, current and former officers and executives of the Company owed the Company approximately $0.3 million, excluding accrued interest, under the 1993 Executive Equity Incentive Plan. These amounts due to the Company bear interest at rates ranging from 5.54% to 7.75% and are due or will be due during 2003.

     During November 2002, the Company entered into Transaction Bonus Letters with each of Mr. Lambert and Mr. Harriss.

     On November 6, 2002, the Company entered into a Compensation Continuation Arrangement with Mr. Lengers.

     During October 2002, the Company entered into the Compensation Continuation Agreements with Mr. Lambert, Mr. Harriss and Mr. Contino.

     On October 2, 2002, the Company issued options to purchase 600,000 shares of the Company's common stock to an Executive Vice President at a price of $0.27 per share under the Company's 2000 Management Stock Option Plan.

     During September 2002, Charles F. Messina resigned as Executive Vice President, Chief Administrative Officer and Secretary of the Company. In connection with such resignation, the Company and Mr. Messina entered into a severance agreement dated September 30, 2002 providing for cash payments of $884,500 and other benefits which were accrued in the fourth quarter of 2002.

     As of September 1, 2002, Mr. Shull and the Company entered into the 2002 Employment Agreement, which replaced the December 2001 Services Agreement. As of September 1, 2002, Mr. Shull and the Company amended the Shull 2000 Stock Option Agreement, the Shull 2001 Stock Option Agreement and the Shull Transaction Bonus Letter.

     On August 8, 2002, the Company issued options to purchase 3,750,000 shares of the Company's Common Stock to certain Management Incentive Plan ("MIP") Level 7 and 8 employees, including various executive officers, at a price of $0.24 per share under the Company's 2000 Management Stock Option Plan. In addition, on August 8, 2002, the Company authorized the President to grant options to purchase up to an aggregate of 1,045,000 and 1,366,000 shares of the Company's common stock to certain MIP Level 4 and MIP Level 5 and 6 employees, respectively, at a price of $0.24 per share under the Company's 2000 Management Stock Option Plan.

     During January 2002, at the time of Mr. Harriss' resignation from the Company as Executive Vice President and Chief Financial Officer, the Company and Mr. Harriss entered into a severance agreement. In connection with Mr. Harriss' appointment as Executive Vice President -- Human Resources and Legal and Secretary of the Company effective December 2, 2002, Mr. Harriss waived his rights to certain payments under such severance agreement.

     On December 19, 2001, the Company consummated a transaction with Richemont (the "Richemont Transaction"). In the Richemont Transaction, the Company repurchased from Richemont all of the outstanding shares of the Series A Preferred Stock and 74,098,769 shares of the Common Stock of the

Company held by Richemont in return for the issuance to Richemont of 1,622,111 shares of newly created Series B Preferred Stock and the reimbursement of expenses of $1 million to Richemont. Richemont agreed, as part of the transaction, to forego any claim it had to the accrued but unpaid dividends on the Series A Preferred Stock. The Richemont Transaction was made pursuant to an Agreement (the "Agreement"), dated as of December 19, 2001, between the Company and Richemont. As part of the Richemont Transaction, the Company (i) released Richemont, the individuals appointed by Richemont to the Board of Directors of the Company and certain of their respective affiliates and representatives (collectively, the "Richemont Group") from any claims by or in the right of the Company against any member of the Richemont Group which arise out of Richemont's acts or omissions as a stockholder of or lender to the Company or the acts or omissions of any Richemont board designee in his capacity as such and (ii) entered into an Indemnification Agreement with Richemont pursuant to which the Company agreed to indemnify each member of the Richemont Group from any losses suffered as a result of any third party claim which is based upon Richemont's acts as a stockholder or lender of the Company or the acts or omissions of any Richemont board designee in his capacity as such.

     As of December 14, 2001, Mr. Shull, Meridian and the Company entered into the December 2001 Services Agreement which replaced the August 2001 Services Agreement.

     As of August 1, 2001, Mr. Shull, Meridian and the Company entered into the August 2001 Services Agreement which replaced the December 2000 Services Agreement.

     During May 2001, the Company entered into Transaction Bonus Letters with each of Mr. Shull, Mr. Messina, Mr. Potts, Mr. Harriss and Mr. Contino.

     On April 30, 2001, the Company and Mr. Shull entered into the Letter Agreement, relating to certain termination payments under the Executive Plan.

     As of December 2000, Mr. Shull, Meridian and the Company entered into the December 2000 Services Agreement.

     John F. Shull, the brother of Thomas C. Shull, the President and Chief Executive Officer of the Company, acted as a consultant under the December 2001 Services Agreement, and received an option to purchase 100,000 shares of the Company's Common Stock under the December 2001 Services Agreement and an option to purchase 500,000 shares of the Company's Common Stock under the December 2000 Services Agreement.

     In January 1998, the Company made a $75,000 non-interest bearing loan to Mr. Contino for the purchase by Mr. Contino of a new principal residence in the State of New Jersey. The terms of the loan agreement included a provision for the Company to forgive the original amount of the principal on the fifth anniversary of the loan. The loan was secured by the residence which the proceeds were used to purchase. The loan was forgiven in full in accordance with its terms during January 2003.

     Either the Company's Board of Directors, a committee of the Company's Board of Directors, or the stockholders have approved these relationships and transactions and, to the extent that such arrangements are available from non affiliated parties, all relationships and transactions are on terms no less favorable to the Company than those available from non affiliated parties.

             PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

CERTAIN BENEFICIAL OWNERS:

     The following table lists the beneficial owners known by management of at least 5% of the Company's Common Stock or 5% of the Company's Series B Preferred Stock as of April 2, 2003. Information in the table is based on information furnished to the Company by such persons or groups and statements filed with the Securities and Exchange Commission (the "Commission").

                  NAME AND ADDRESS                                    AMOUNT AND NATURE OF     PERCENT OF
TITLE OF CLASS    OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP(1)    CLASS(1)
--------------    -------------------                                -----------------------   ----------
Series B          Richemont Finance S.A. .........................         1,622,111(2)            100%
Participating       35 Boulevard Prince Henri
Preferred Stock     L 1724 Luxembourg
Common Stock      Richemont Finance S.A. .........................        29,446,888(2)           21.3%
                    35 Boulevard Prince Henri
                    L 1724 Luxembourg
Common Stock      Regan Partners, L.P. and Basil P. Regan.........        38,745,017(3)           28.0%
                    32 East 57th Street
                    New York, New York 10022
Common Stock      Theodore Kruttschnitt...........................        10,144,000(4)            7.3%
                    1730 South El Camino Real
                    Suite 400
                    San Mateo, California 94402

---------------
(1) In the case of Common Stock, includes shares of Common Stock issued upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages of Common Stock are computed on the basis of 138,315,800 shares of Common Stock outstanding as of April 2, 2003.

(2) Information concerning the number of shares beneficially owned has been taken from Amendment No. 5 to the Statement on Schedule 13D filed by Richemont on March 21, 2003 with the Commission.

(3) Mr. Regan and Regan Partners L.P. have shared voting and dispositive power with respect to 37,773,450 shares of Common Stock and Mr. Regan has sole voting and dispositive power with respect to 954,900 shares of Common Stock. Also includes options to purchase 16,667 shares exercisable within 60 days.

(4) Information concerning the number of shares beneficially owned has been taken from the Amendment No. 14 to Statement on Schedule 13D filed by Mr. Kruttschnitt on May 28, 2002 with the Commission. The Schedule 13D indicates that Mr. Kruttschnitt had sole voting and sole dispositive power with respect to 10,074,000 shares of Common Stock. Also includes options held by Mr. Kruttschnitt to purchase 70,000 shares exercisable within 60 days.

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

MANAGEMENT OWNERSHIP:

     No director or executive officer owns any shares of Series B Preferred
Stock.

     The following table lists share ownership of the Common Stock as April 2, 2003. The information includes beneficial ownership by each of our current directors and executive officers and by all directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                               SHARES OF       PERCENT OF
NAME OF BENEFICIAL OWNER                                    COMMON STOCK(1)     CLASS(1)
------------------------                                    ---------------    ----------
Robert H. Masson..........................................              0          *
Kenneth J. Krushel........................................         60,000(2)       *
E. Pendelton James........................................         16,667(3)       *
Basil P. Regan(4).........................................     38,745,017(4)      28.0%
Thomas C. Shull...........................................      3,200,000(5)       2.3%
Michael D. Contino........................................        389,900(6)       *
Brian C. Harriss..........................................         53,600          *
William C. Kingsford......................................         99,867(7)       *
Edward M. Lambert.........................................        300,000(8)       *
Frank J. Lengers..........................................         19,000(9)       *
Steven Lipner.............................................         26,174(10)      *
Directors and executive officers as a group (11
  persons)................................................     42,910,225(11)     31.0%

---------------
  *  Less than 1%

 (1) Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages are computed on the basis of 138,315,800 shares of Common Stock outstanding as of April 2, 2003.

 (2) Represents options to purchase 60,000 shares exercisable within 60 days.

 (3) Represents options to purchase 16,667 shares exercisable within 60 days.

 (4) Mr. Regan and Regan Partners L.P. have shared voting and dispositive power with respect to 37,773,450 shares of Common Stock and Mr. Regan has sole voting and dispositive power with respect to 954,900 shares of Common Stock. Also includes options to purchase 16,667 shares exercisable within 60 days.

 (5) Represents options to purchase 3,200,000 shares exercisable within 60 days.

 (6) Includes options to purchase 387,500 shares exercisable within 60 days.

 (7) Represents options to purchase 99,867 shares exercisable within 60 days.

 (8) Represents options to purchase 300,000 shares exercisable within 60 days.

 (9) Represents options to purchase 19,000 shares exercisable within 60 days.

(10) Includes options to purchase 25,000 shares exercisable within 60 days.

(11) Includes options to purchase 4,124,701 shares exercisable within 60 days.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

GENERALLY:

     The Board of Directors currently consists of 5 members. The Board of Directors amended the Company's Bylaws, effective on the date of the 2001 Annual Meeting of Stockholders of the Company (May 31, 2001) to reduce the size of the Company's Board of Directors to six Directors. On January 10, 2002, the Board of Directors announced the reduction of the number of Directors of the Company from six to five. On January 10, 2002, the Board of Directors announced the appointment of Thomas C. Shull as Chairman of the Company's Board of Directors and the election of E. Pendleton James as a member of the Company's Board of Directors, each filling the vacancies created by the resignation of Eloy Michotte and Alan Grieve and each to serve until the Company's next annual meeting of stockholders. On December 20, 2002, the Board of Directors announced the election of Robert H. Masson as a member of the Company's Board of Directors effective January 1, 2003, filling the vacancy created by the resignation of J. David Hakman effective December 31, 2002.

     The Board has nominated 5 directors for election at the Annual Meeting. All of them are currently serving as directors. If you elect the 5 directors nominated for election at the Annual Meeting, they will hold office until the next annual meeting of stockholders or until their successors have been elected or until their earlier death, resignation, retirement, disqualification or removal as provided in the Company's Certificate of Incorporation and Bylaws.

NOMINEES:

THOMAS C. SHULL...........
  AGE 51 Thomas C. Shull has been Chairman of the Company's Board of Directors since January 10, 2002 and a member of the Board of Directors of the Company and President and Chief Executive Officer of the Company since December 5, 2000. In 1990, Mr. Shull co-founded Meridian Ventures, a venture management and turnaround firm presently based in Connecticut, and has served as chief executive officer since its inception. From 1997 to 1999, he served as President and CEO of Barneys New York, a leading luxury retailer, where he led them out of bankruptcy. From 1992 to 1994, Mr. Shull was Executive Vice President of R.H. Macy Company, Inc., where he was responsible for human resources, information technology, business development, strategic planning and merchandise distribution and led the merger negotiations with Federated Department Stores. Prior to that, he served as a consultant with McKinsey & Company and in the early 1980s as a member of the National Security Council Staff in the Reagan White House.

E. PENDLETON JAMES........
  AGE 73 E. Pendleton James has been a director of the Company since January 2002. Mr. James has over thirty years experience in executive search and recently merged his firm, Pendleton James Associates, with Whitehead Mann. He currently serves on the Board of the Citizens for Democracy Corps and is a Trustee for the Center for the Study of the Presidency. Mr. James served as an assistant to Presidents Nixon and Reagan. He is a former member of the Board of Directors of Comsat Corporation, the Metropolitan Life Series Fund, the White House Fellows Commission, the Ronald Reagan Foundation and the USO World Board of Governors.

KENNETH J. KRUSHEL........
  AGE 51 Kenneth J. Krushel has been the Executive Vice President of Strategic and Business Development of Blackboard Inc., a provider of e-education software and commerce and access systems, since December 2000. From October 1999 to December 2000, Mr. Krushel was the Chairman and Chief Executive Officer of College Enterprises, Inc. From 1996 to 1999, Mr. Krushel was the Senior Vice President of Strategic Development for NBC Corp. and from 1994 to 1996 was Senior Vice President, Business Development, for King World Productions. Formerly, Mr. Krushel was President and Chief Operating Officer of Think Entertainment and Vice-President of Programming and Marketing for American Cablesystems. Mr. Krushel was elected a director of the Company in May 1999.

ROBERT H. MASSON..........
  AGE 67 Robert H. Masson served as Senior Vice President, Finance and Administration and Vice President and Chief Financial Officer of Parsons & Whittemore, Inc., a global pulp and paper manufacturer, from May 1990 until his retirement June 30, 2002. Prior thereto, Mr. Masson held various executive, financial and treasury roles with The Ford Motor Company, Knutson Construction Company, Ellerbe, PepsiCo, Inc. and Combustion Engineering (now part of the ABB Group). Mr. Masson currently serves as a Trustee and as the Chairman of the Finance Committee of The Naval Aviation Museum Foundation, Inc. in Pensacola, Florida. Mr. Masson was elected a director of the Company effective January 1, 2003.

BASIL P. REGAN............
  AGE 62 Basil P. Regan has been the General Partner of Regan Partners, L.P., a limited partnership that invests primarily in turnaround companies and special situations, since December 1989. He has been President of Regan Fund Management Ltd. since October 1995, which manages Regan Partners, L.P., Regan Fund International, L.P. and Super Hedge Fund, L.P. From 1986 to 1989, Mr. Regan was Vice President and Director of Equity Research of Reliance Group Holdings. Mr. Regan was elected a director of the Company in August 2001.

BOARD MEETINGS:

     In 2002, the Board held 9 meetings in person or by conference telephone and took action by written consent on 4 occasions. Each incumbent director attended at least 75% of the aggregate number of the Company's Board Meetings and his committee meetings.

BOARD COMMITTEES:

     The Board has standing Executive, Audit, Stock Option and Executive Compensation, Nominating, and Transactions Committees.

 The Executive Committee

     - During 2002, Messrs. Basil P. Regan, Thomas C. Shull and Kenneth J. Krushel were members of the Executive Committee. Currently, Messrs. Basil
       P. Regan (Chairman), Thomas C. Shull and Kenneth J. Krushel are members of the Executive Committee.

     - The duties of the Executive Committee include:

      - recommending actions to the Board; and

      - acting on behalf of the Board on certain operating matters requiring Board approval when the Board is not in session.

     - The Executive Committee held 5 meetings in person or by conference call in 2002 and took action by written consent on 1 occasion in 2002.

  The Audit Committee.

     - At various times during 2002, Messrs. J. David Hakman, Kenneth J. Krushel and E. Pendleton James were members of the Audit Committee. Currently, Messrs. Robert H. Masson (Chairman), Kenneth J. Krushel and E. Pendleton James are members of the Audit Committee. Each of the members of the Audit Committee is independent, as defined in Rule Section 121(A) of the American Stock Exchange's listing standards.

     - The duties of the Audit Committee include:

      - monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

      - responsibility for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing its audit report or any related work;

      - determining the extent of funding necessary for payment of compensation to the independent auditor for the purpose of rendering or issuing the annual audit report and to any independent legal counsel or other advisors retained under the preceding paragraph to advise the Audit Committee;

      - seeking to insure and monitor the independence and performance of the Company's external auditors and internal auditing department and advise the Board;

      - reviewing and approving all related-party transactions after such transactions have been reviewed and approved by the Transactions Committee of the Board;

      - monitoring the independence and performance of the Company's independent auditors and internal auditing department;

      - ensuring that the independent auditor submits to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discussing with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and satisfying itself as to the independent auditor's independence;

      - confirming that the independent auditor does not violate the audit rotation requirements of Section 203 of the Sarbanes-Oxley Act of 2002, which provides that the auditor may not perform audit services for the Company if the lead audit partner or the audit partner responsible for reviewing the audit has performed audit services for the Company for each of the five previous fiscal years;

      - establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

      - providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors;

      - reviewing and reassessing the adequacy of its charter at least annually;

      - reviewing the Company's annual audited financial statements prior to filing or distribution;

      - in consultation with the management, the independent auditors and the internal auditors, considering the integrity of the Company's financial reporting processes and controls and significant risk exposures;

      - reviewing with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution;

      - reviewing the performance, independence and compensation of the independent auditors and approving, appointing and/or discharging auditors on an annual basis. Reviewing the independent auditor's plan, discussing yearly audit results with auditors prior to release, and considering independent auditors' judgments with respect to the quality and appropriateness of the Company's accounting methods;

      - reviewing the internal organizational structure and qualifications, as needed; reviewing the annual audit scope and plan; reviewing the appointment, annual performance reviews and replacement of internal audit executives; reviewing summary findings and management's response; and reviewing annually, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

      - annually assessing its performance of the duties specified in the charter of the Audit Committee and reporting its findings to the Board; and

      - performing any other activities consistent with the charter of the Audit Committee, the Company's By-Laws and governing law as the Audit Committee or the Company's Board of Directors deems necessary or appropriate.

     - The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is filed as Appendix A to this Proxy Statement.

     - The Audit Committee held 6 meetings in person or by conference call in 2002 and took action by written consent on 1 occasion in 2002.

     - The Company's Board of Directors has determined that the Company has at least one "audit committee financial expert" serving on the Audit Committee of the Board of Directors who is "independent" of management within the definition of such term in the Securities Exchange Act of 1934, as amended, and the listing requirements of the American Stock Exchange. Robert H. Masson, a member of the Board of Directors and the Chairman of its Audit Committee, is the "audit committee financial expert" serving on the Company's Audit Committee.

  The Stock Option and Executive Compensation Committee.

     - At various times during 2002, Messrs. E. Pendleton James, Kenneth J. Krushel and Basil P. Regan were members of the Stock Option and Executive Compensation Committee. Currently, Messrs. Kenneth J. Krushel (Chairman),
       E. Pendleton James and Robert H. Masson are members of the Stock Option and Executive Compensation Committee.

     - The duties of the Stock Option and Executive Compensation Committee include reviewing and making recommendations for approval by the Board of remuneration arrangements for directors and members of management.

     - The Stock Option and Executive Compensation Committee held 1 meeting in 2002 in person or by conference call and took action by written consent on 9 occasions in 2002.

  The Nominating Committee.

     - At various times during 2002, Messrs. Thomas C. Shull, J. David Hakman and E. Pendleton James were members of the Nominating Committee. Currently, Messrs. E. Pendleton James (Chairman), Basil P. Regan and Robert H. Masson are members of the Nominating Committee.

     - The duties of the Nominating Committee include:

      - evaluating and recommending candidates for election to the Board.

      - The Nominating Committee held no meetings in person or by conference call in 2002 and took action by written consent on 1 occasion in 2002.

      - The Bylaws of the Company require advance notice of nominations for election to the Board, other than those made by the Board. Unless waived by the Board, a notice of nomination must be received by the Company at least 75 days before initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting of stockholders, and at least 75 days before the date that corresponds to the record date of the prior year's annual meeting of stockholders in the event of an election at an annual meeting of stockholders, and in all events must include certain required information. The Nominating Committee will consider nominees recommended by stockholders in accordance with the Company's Bylaws.

  The Transactions Committee.

     - At various times during 2002, Messrs. J. David Hakman, Kenneth J. Krushel and E. Pendleton James were members of the Transactions Committee. Currently, Messrs. Kenneth J. Krushel (Chairman), Robert H. Masson and E. Pendleton James are members of the Transactions Committee.

     - The duties of the Transactions Committee include:

      - Providing assistance to the directors in fulfilling their responsibility to the stockholders by recommending appropriate actions to the Board of Directors or acting on behalf of the Board of Directors on a matter which requires Board approval involving any of the following:

        (a) A material transaction with: (1) a person who (or an entity which) may possess control of the Company by virtue of contract, ownership of securities or otherwise; (2) a director or stockholder owning more than ten percent (10%) of the voting securities of the Company; or (3) a person who is related by blood or marriage to a director or stockholder owning more than ten percent (10%) of the voting securities of the Company;

        (b) A material transaction or series of transactions pursuant to which, or as a result of which it is reasonably foreseeable that, a person or entity described in subparagraph (a) above would (1) obtain consideration which is either more favorable or materially different than the consideration to be received by, or is at the expense of, other holders of the same class of stock of the Company, or (2) have interests materially different than or adverse to the interests of the other holders of the same or any other class of stock of the Company; or

        (c) A material transaction or series of transactions that the Board of Directors determines to refer to the Transactions Committee.

     - The Transactions Committee held 1 meeting in person or by conference call in 2002 and took no action by written consent in 2002.

INDEMNIFICATION OF OFFICERS AND DIRECTORS:

     We indemnify our executive officers and directors to the fullest extent permitted by applicable law against liabilities incurred as a result of their service to the Company and directors, in particular, against liabilities incurred as a result of their service as directors of other corporations when serving at the request of the

Company. We have a directors and officers liability insurance policies, underwritten by Greenwich Insurance Company, Zurich American Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA, in the aggregate amount of $25,000,000. As to reimbursements by the insurer of the Company's indemnification expenses, the policies have a $250,000 deductible for securities claims against the Company and a $150,000 deductible for all other indemnifiable losses. The policy terms are from June 1, 2002 to June 1, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and beneficial owners of more than 10% of the Company's shares to file reports with the Securities and Exchange Commission and the American Stock Exchange. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year by such persons, the Company believes that each of these persons is in compliance with all applicable filing requirements except for Messrs. Kingsford, Lengers and Lipner, who each failed to file one report in a timely fashion.

VOTE REQUIRED:

     The affirmative vote of the holders of a plurality of the combined voting power of all shares of Voting Stock voted at the Annual Meeting, whether in person or by proxy, whether by mail, Internet or telephone, and voting together as a single class, is required to elect directors. Each share of Common Stock has one (1) vote and each share of Series B Preferred Stock has ten (10) votes. The enclosed proxy allows you to vote for the election of all of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees.

     If you do not vote for a nominee, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the nominees, it will have no effect on the election.

     The persons named in the enclosed proxy intend to vote FOR the election of all of the nominees. Each of the nominees currently serves as a director and has consented to be nominated. We do not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise your proxy will vote in accordance with his or her best judgment.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION
                         OF THE NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

INDEPENDENT PUBLIC ACCOUNTANTS:

     Ratification of the Company's selection of independent auditors by the Company's stockholders is not required and no recommendation of independent auditors is being made to stockholders at this time. Instead, we are asking you to delegate to the Audit Committee of the Board of Directors authority to select the Company's independent auditors for the fiscal year ending December 27, 2003 from amongst established national audit firms.

     Representatives of KPMG LLP ("KPMG"), which audited the Company's financial statements for the fiscal year ended December 28, 2002, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. If, before the Annual Meeting, the Board of Directors selects an independent auditor other than KPMG for the fiscal year ending December 27, 2003, it is expected that representatives of such audit firm will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

FEES AND INDEPENDENCE:

     Audit Fees. KPMG billed the Company an aggregate of $613,501 for professional services rendered for the audit of the Company's financial statements for fiscal year ended December 28, 2002 and its reviews of the Company's financial statements included in the Company's Forms 10-Q for the 2002 fiscal year. Arthur Andersen LLP billed the Company an aggregate of $29,800 for professional services rendered for its reviews of the Company's financial statements included in the Company's Form 10-Q for the first quarter of the 2002 fiscal year.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 28, 2002, KPMG provided no services and therefore billed no fees to the Company in connection with financial information systems design and implementation.

     All Other Fees. During the fiscal year ended December 28, 2002, KPMG billed the Company an aggregate of $151,955 for services other than services specified in the preceding paragraphs.

     The Audit Committee of the Board of Directors has considered whether the provision of services by KPMG described in the preceding two paragraphs are compatible with maintaining KPMG's independence as the Company's principal accountant.

CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS:

     The Company's Board of Directors, upon recommendation of its Audit Committee, ended the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants, effective on the filing on May 14, 2002 of the Company's Form 10-Q for the fiscal quarter ended March 30, 2002, and authorized the engagement of KPMG to serve as the Company's independent public accountants for the fiscal year ending December 28, 2002. Arthur Andersen's report on the Company's 2001 financial statements was issued on March 16, 2002, in conjunction with the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

     During the Company's fiscal years ended December 30, 2000 and December 29, 2001, and the subsequent interim period through May 14, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     The audit reports of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 30, 2000 and December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Company has provided Arthur Andersen with a copy of the foregoing disclosures.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's fiscal years ended December 30, 2000 and December 29, 2001 and the subsequent interim period through May 14, 2002.

     During the Company's fiscal years ended December 29, 2001, and the subsequent interim period through May 14, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and
(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

VOTE REQUIRED:

     The affirmative vote of the holders of the majority of the combined voting power of the Voting Stock voted at the Annual Meeting, whether in person or by proxy, and whether by mail, Internet or telephone, is required to delegate authority with respect to the selection of auditors. Each share of Common Stock has one (1) vote and each share of Series B Preferred Stock has ten (10) votes.

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" DELEGATION TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AUTHORITY TO SELECT THE COMPANY'S
       INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 27, 2003,
                 FROM AMONGST ESTABLISHED NATIONAL AUDIT FIRMS.

               STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     If you wish to submit proposals to be presented at the 2004 Annual Meeting of Stockholders of the Company, they must be received by the Company no later than December 7, 2003 for them to be included in the Company's proxy material for that meeting.

                            DISCRETIONARY AUTHORITY

     If the Company did not receive notice of any matter that is to come before the stockholders at the 2003 Annual Meeting of Stockholders on or before February 21, 2003, which corresponds to forty-five (45) days before the date on which the Company first mailed this proxy statement, the proxy for the 2003 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, as amended, confer discretionary authority to vote on the matters presented.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented to the Annual Meeting for action, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their own judgment.

     YOU MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2002, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY WRITING TO: INVESTOR RELATIONS, HANOVER DIRECT, INC., 115 RIVER ROAD, EDGEWATER, NEW JERSEY 07020, OR FROM THE COMPANY'S WEB SITE AT WWW.HANOVERDIRECT.COM.

                                          By Order of the Board of Directors

                                          LOGO
                                          Brian C. Harriss
                                          Secretary
Dated: April 7, 2003

             PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR
                     VOTE BY THE INTERNET OR BY TELEPHONE.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                   APPENDIX A
                              HANOVER DIRECT, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

ORGANIZATION:

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall consist of at least three (3) members of the Board of Directors and shall have a Chairman, who shall be elected by a majority of the members of the Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors. The members of the Audit Committee may be removed for cause by a majority of the Board of Directors.

     The members of the Audit Committee shall meet the independence, financial sophistication and literacy, experience and other requirements of the American Stock Exchange, the Securities and Exchange Commission and any other applicable requirements. The Chairman of the Audit Committee shall meet the requirements of the American Stock Exchange, the Securities and Exchange Commission and any other applicable requirements.

     The Audit Committee may form and delegate authority to subcommittees, when appropriate.

STATEMENT OF POLICY:

     The Audit Committee shall provide assistance to the Company's directors in fulfilling their responsibility to shareholders and the investment community relating to (1) the corporate accounting and reporting practices of the Company,
(2) the quality and integrity of the financial reports of the Company, (3) the independent auditor's qualifications, independence and performance, (4) the performance of the Company's internal audit function and (5) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors, and the financial management of the Company. Notwithstanding the foregoing, the independent auditor of the Company shall be ultimately accountable and shall report directly to the Audit Committee.

MEETINGS:

     The Audit Committee shall meet at least four times a year on a quarterly basis, or more frequently as circumstances require. The Chairman of the Audit Committee will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting. The Chairman of the Audit committee shall set the agenda of items to be addressed at each upcoming meeting after consultation with the chief financial officer, the head of internal audit, the independent auditor and the Company's inside and outside counsel. The Chairman of the Audit Committee shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee.

RESPONSIBILITIES AND RESOURCES:

     As the independent auditor is ultimately accountable to the Audit Committee, the Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work on behalf of the Company. The Audit Committee must meet privately with the independent auditor from time to time. The Audit Committee shall consult with management but shall not delegate these responsibilities.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee, or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee has the authority to retain, at the Company's expense, independent legal counsel and other advisors as it determines necessary to carry out its duties.

     The Audit Committee shall determine the extent of funding necessary for payment of compensation to (a) the independent auditor for the purpose of rendering or issuing the annual audit report and (b) to any independent legal counsel or other advisors retained under the preceding paragraph to advise the Audit Committee.

     In carrying out its responsibilities, the Audit Committee shall establish and maintain flexible policies and procedures, in order to best react to changing conditions and to ensure to the directors and shareholders of the Company that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

GENERAL:

     1. Monitor the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Seek to insure and monitor the independence and performance of the Company's external auditor and internal auditing department and advise the Board of Directors.

     3. Review and approve all related-party transactions after such transactions have been reviewed and approved by the Transactions Committee of the Board of Directors.

INDEPENDENT AUDITOR:

     4. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing its audit report or any related work.

     5. Have the authority to review in advance, and grant any appropriate pre-approvals, of (a) all audit services to be provided by the independent auditor and (b) all permitted non-audit services to be provided by the independent auditor, and in connection therewith to approve all fees and other terms of engagement. The authority to grant pre-approvals may be delegated by the Audit Committee to one or more of its members. However, any decision made by these members must be presented to the full Audit Committee at Audit Committee meetings.

     6. Review and approve disclosures required regarding non-audit services to be included in Securities and Exchange Commission periodic reports filed under
Section 13(a) of the Securities Exchange Act of 1934, as amended.

     7.  Review the performance of the independent auditor annually.

     8. Ensure that the independent auditor submits to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and satisfy itself as to the independent auditor's independence.

     9. Obtain and review an annual report, at a minimum, on an annual basis, from the independent auditor describing (a) the independent auditor's internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

     10. Confirm that the auditor that is to perform the audit services for the Company does not violate the audit rotation requirements of Section 203 of the Sarbanes-Oxley Act of 2002, which provides that the auditor may not perform audit services for the Company if the lead audit partner or the audit partner responsible for reviewing the audit has performed audit services for the Company for each of the five previous fiscal years.

     11. Review all reports that the federal securities laws require the independent auditor to submit to the Audit Committee.

     12. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit. Discuss general audit approach, scope, staffing, locations, and reliance upon management and internal audit.

     13. Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles and disclosures as applied in its financial reporting.

     14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, relating to "Audit Requirements" has not been implicated.

     15. Review with the independent auditor any management letter provided by the independent auditor and with management the Company's response to that letter. Such review should include:

          (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management; and

          (b) any changes required in the planned scope of the internal audit.

     16. Review with the independent auditor and the internal audit department any significant disagreement between management and the independent auditor or the internal audit department in connection with the preparation of the financial statements.

     17. Meet at least quarterly with the independent auditor in separate executive sessions.

WITH RESPECT TO THE ANNUAL FINANCIAL STATEMENTS:

     18. Review and discuss with management, the internal audit department and the independent auditor the Company's annual audited financial statements prior to submission to stockholders, any governmental body, any stock exchange or the public.

     19. Discuss with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

     20. Prepare the report to shareholders required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

     21. Review with management and the independent auditor the certification by the Chief Executive Officer and the Chief Financial Officer of the Company's annual financial statements and the management's discussion and analysis section in the Company's Annual Report on Form 10-K.

WITH RESPECT TO THE QUARTERLY FINANCIAL STATEMENTS:

     22. Review and discuss with management, the internal audit department and the independent auditor the Company's quarterly financial statements prior to submission to stockholders, any governmental body, any stock exchange or the public.

     23. Review with management and the independent auditor the certification by the Chief Executive Officer and the Chief Financial Officer of the Company's quarterly financial statements and the management's discussion and analysis section in the Company's Quarterly Reports on Form 10-Q.

PERIODIC REVIEWS:

     24. Discuss at least quarterly with the independent auditor, without management being present, (a) its judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.

     25. Consider and approve, as appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditor, management or the internal audit department and any items required to be communicated by the independent auditor in accordance with AICPA SAS No. 61 (see item 18 above). Review with the independent auditor, management and the internal audit department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

     26. Periodically review and discuss with management, the internal audit department and the independent auditor, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including applicable changes in accounting standards or rules.

     27. Review and reassess the Company's directors' and officers' liability insurance.

     28. Review and discuss with management the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company's risk assessment and risk management guidelines and policies.

     29. Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. At least the chairman of the audit committee should review the Company's earnings press releases before they are released to the public.

INTERNAL AUDIT DEPARTMENT:

     30. Review the organizational structure and qualifications of the internal audit department, as needed.

     31. Review, based upon the recommendation of the independent auditor and the chief internal auditor, the scope and plan of the work to be done by the internal audit department.

     32. Review the appointment, annual performance reviews, and replacement of the senior internal audit executive.

     33. In consultation with the independent auditor and the internal audit department, review the adequacy of the Company's internal control structure and procedures designed to insure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs of the internal audit department.

     34. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     35. Review the significant reports to management prepared by the internal auditing department and management's responses.

     36. On a regular basis, review summaries of findings prepared by the internal audit department, together with management's response and follow-up to these reports.

LEGAL COMPLIANCE:

     37. Periodically review with the Company's in house and independent counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and any material reports or inquiries received from regulators or governmental agencies.

     38. Obtain timely reports from management and the Company's senior internal auditing executive and Counsel that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Corporate Code of Conduct, including disclosures of insider and affiliated party transactions.

     39. Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Corporate Code of Conduct.

     40. Review and approve the Company's Corporate Code of Conduct, as it may be amended and updated from time to time, and ensure that management has implemented a compliance program to enforce such Code. Ensure that such compliance program includes reporting violations of such Code of Conduct to the Audit Committee.

     41.  Review reported violations of the Company's Corporate Code of Conduct.

     42. Review and approve (a) any change or waiver in the Company's Corporate Code of Conduct for principal executives and senior financial officers and (b) any disclosures made on Form 8-K regarding such change or waiver.

OTHER AUDIT COMMITTEE RESPONSIBILITIES:

     43. Maintain minutes of meetings and regularly report to the Board of Directors on the Committee's activities after each Audit Committee meeting.

     44. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval. Submit the Charter to the Board of Directors for approval, and have the document published, at least every three years, in the Company's proxy statement in accordance with regulations of the Securities and Exchange Commission.

     45. Annually assess its performance of the duties specified in this Charter and report its findings to the Board of Directors.

     46. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                                     * * *

     While the Audit Committee has the responsibilities and powers set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Corporate Code of Conduct.

                                                                      APPENDIX B

                              HANOVER DIRECT, INC.

                       PROXY FOR COMMON STOCKHOLDERS FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 15, 2003

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned common stockholder of Hanover Direct, Inc. (the "Company") hereby appoints each of Edward M. Lambert and Brian C. Harriss, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Suites on the Hudson, 500 Harbor Boulevard, Weehawken, New Jersey 07087 on Thursday, May 15, 2003 at 9:30 a.m., local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned common stockholder.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, "FOR" THE DELEGATION TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AUTHORITY TO SELECT AUDITORS OF THE COMPANY AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                 IMPORTANT: SIGNATURE AND DATE ON REVERSE SIDE

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.  ELECTION OF DIRECTORS

    [ ] FOR ALL NOMINEES

    [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

    [ ] FOR ALL EXCEPT (See instructions below)

NOMINEES:    o Thomas C. Shull
             o E. Pendleton James
             o Kenneth J. Krushel
             o Robert H. Masson
             o Basil P. Regan

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: -

2. DELEGATE TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AUTHORITY TO SELECT THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 27, 2003 FROM AMONGST ESTABLISHED NATIONAL AUDIT FIRMS.

    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

3. IN THEIR DISCRETION, THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned herby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this Proxy directly to such person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

                                          --------------------------------------
                                          Signature of Shareholder

                                          Date: ----------

                                          --------------------------------------
                                          Signature of Shareholder

                                          Date: ----------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.